QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

[Hunton & Williams Letterhead]

    November 20, 2001

Elastic Networks Inc.
6120 Windward Parkway
Suite 100
Alpharetta, Georgia 30005

Re:	Registration of 2,100,000 Shares of Common Stock; Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as counsel to Elastic Networks Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") of the sale of 2,100,000 shares of common stock, $.01 par value ("Common Stock") of the Company (the "Shares"), of which, 1,000,000 shares of Common Stock are issuable under the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan"), 100,000 shares of Common Stock are issuable under the Company's Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan"), and 1,000,000 shares of Common Stock are issuable under the Company's Stock Option Plan (the "Stock Option Plan").

    In this capacity, we have examined the Registration Statement, the Stock Incentive Plan, the Stock Purchase Plan, the Stock Option Plan, the Company's Second Amended and Restated Certificate of Incorporation and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, filings, documents and other instruments of the Company relating to the authorization and issuance of the Shares to be sold by the Company and other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

    In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

    Based upon the foregoing, and in reliance thereon, we are of the opinion that:

  1.
  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

  2.
  The Shares have been duly authorized and will be, when such Shares have been issued in accordance with the terms of the Stock Incentive Plan, the Stock Purchase Plan, or the Stock Option Plan, as applicable, legally issued, fully paid and non-assessable.

    We hereby consent to the incorporation of this opinion into the Registration Statement as Exhibit 5 thereto.

Very truly yours,
/s/ Hunton & Williams Hunton & Williams

QuickLinks

  Exhibit 5